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                                EXHIBIT I

                           JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with SBC, SBCI and SBCO on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Ordinary Shares, par value (pound) 0.01, of Amdocs Limited, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 22nd day of February 2001.

                                 SBC COMMUNICATIONS INC.


                                 By:  /s/ James S. Kahan
                                      James S. Kahan
                                      Senior Executive Vice President -
                                      Corporate Development


                                 SBC INTERNATIONAL INC.


                                 By:  /s/ James S. Kahan
                                     James S. Kahan
                                     Senior Executive Vice President -
                                     Corporate Development


                                 SBC OPTION DELIVERY, LLC

                                   By SBC Hedging Management, LLC
                                      Manager of SBC Option Delivery, LLC


                                  By:  /s/ Michael D. Wagner
                                       Michael D. Wagner
                                       Director, SBC Hedging Management, LLC